I, Amir Abu-Ghazaleh, the undersigned, hereby constitute and appoint Marlene M. Gordon, Martha Jeifetz, Eduardo Bezerra and Monica Vicente, each as my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Fresh Del Monte Produce Inc. (hereinafter referred to as the "Corporation") and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider.  I hereby revoke any power of attorney heretofore made in this regard.  This power of attorney shall remain effective until revoked in writing.

Signed and dated this 7th day of May 2019.

/s/ Amir Abu-Ghazaleh
SIGNATURE

Amir Abu-Ghazaleh
  (Please print full name)

/s/ Rosario B. Lumbao
Witness

Rosario B. Lumbao
  (Please print full name)